Exhibit 99.1

MIVA, Inc.	Press Release
MIVA Contact
Lowell Robinson, CFO & COO
Lowell.Robinson@miva.com
(239) 561-7229

MIVA ANNOUNCES FIRST QUARTER 2008 RESULTS

FORT MYERS, FL. – May 12, 2008 – MIVA, Inc. (NASDAQ: MIVA), today reported financial results for the first quarter ended March 31, 2008.

First Quarter 2008 Results Summary:

•                  Revenue of $33.0 million in Q1 2008, compared to revenue of $34.6 million in Q4 2007;

•                  Gross margins of 51.9% in Q1 2008, compared to 52.3% in Q4 2007;

•                  EBITDA loss of $3.8 million in Q1 2008, compared to an EBITDA loss of $8.9 million in Q4 2007. Q1 2008 EBITDA loss included $0.7 million in non cash compensation charges and $0.1 million in restructuring charges.  Q4 2007 EBITDA loss included $4.7 million non-cash tangible and intangible asset impairment charges related to our Media U.S. business, $1.3 million related to a portion of the Lane’s Gifts litigation settlement, $0.2 million in non-cash compensation, and $(0.2) million in recapture of restructuring expenses;

•                  Adjusted EBITDA loss was $2.9 million in Q1 2008 and Q4 2007; and

•                  GAAP net loss of $5.1 million or $(0.16) per basic share in Q1 2008, compared to a GAAP net loss of $11.5 million or $(0.36) per basic share in Q4 2007.

“With the continued rollout of our ALOT brand across more toolbar verticals, we expect to shift our MIVA Direct business to a higher margin and higher revenue per toolbar base.  Although our MIVA Direct revenue decreased 4.7% from Q4 2007 to Q1 2008, we believe this is a temporary gap as we scale our ALOT branded toolbars and deemphasize our legacy brand. In the first quarter, we increased our ALOT toolbar user base to 2.1 million users as of March 31, 2008, compared to 1.0 million users as of December 31, 2007.  Moreover, I am pleased to report that during Q1 2008 the overall metrics of our ALOT brand were better than our legacy brand. Our ALOT user retention rates were 14% higher than our legacy brand and revenue per user was approximately 54% better than our legacy brand.  We expect these favorable trends to enable us to return to growth in Q3 2008 for our Direct business as we ramp the distribution of the ALOT brand into new verticals and new geographies,” said Peter Corrao, Chief Executive Officer of MIVA.

“Our Media business, which includes our pay per click contextual network, generally performed to plan with a slightly lower revenue base and traffic acquisition costs” continued Corrao.

First Quarter Results

Revenue was $33.0 million in Q1 2008, compared to revenue of $34.6 million in Q4 2007. MIVA Direct contributed 36.6% of total revenue in Q1 2008, compared to 36.7% in Q4 2007.  MIVA Direct’s revenue decreased by approximately $0.6 million sequentially from Q4 2007 to Q1 2008 and MIVA Direct’s ad spend increased slightly from $7.5 million to $7.6 million over the same period. Our revenue decline at MIVA Direct for Q1 2008 compared to Q4 2007 is due primarily to a decline in our active toolbar installed base from 7.1 million to 6.5 million which was partially offset by increased revenue per user.

Gross margins were essentially flat at 51.9% in Q1 2008, compared to 52.3% in Q4 2007.

Total operating expenses were approximately $22.3 million in Q1 2008, compared to $29.1 million in Q4 2007.  The $6.8 million decrease in operating expenses included Q4 2007 expenses of $4.7 million in non-cash tangible and intangible asset impairment charges related to our Media U.S. business and $1.3 million related to a portion of the Lane’s Gifts litigation settlement.  Adjusting for these one-time expenses, our operating expenses were approximately $22.3 million compared to the adjusted Q4 2007 operating expenses of $23.1 million.

Q1 2008 operating expenses included $0.7 million in non-cash compensation expense compared to Q4 2007 non-cash compensation expense of net $0.2 million, which included net adjustments of approximately $(0.7) million.

EBITDA was a loss of $3.8 million in Q1 2008, compared to an EBITDA loss of $8.9 million in Q4 2007.  Q4 2007 EBITDA included $4.7 million non-cash impairment charge related to our MIVA Media US assets and $1.3 million related to a portion of the Lane’s Gifts litigation settlement.  Normalizing for these items, EBITDA loss was $2.9 million in Q4 2007 versus $3.8 million in Q1 2008.

Adjusted EBITDA loss was $2.9 million in both Q1 2008 and Q4 2007.  Q1 2008 Adjusted EBITDA loss excluded $0.7 million in non-cash compensation charges and $0.1 million in restructuring charges.  Q4 2007 Adjusted EBITDA loss excluded $4.7 million non-cash impairment charge, $1.3 million in settlement charges for a portion of the Lane’s Gifts litigation settlement, and $0.2 million in net non-cash compensation expense.

GAAP net loss was $5.1 million or $(0.16) per basic share in Q1 2008. This compares to GAAP net loss of $11.5 million, or $(0.36) per basic share in Q4 2007.

Adjusted net loss was $3.5 million or $0.11 per basic share in Q1 2008, compared to adjusted net loss of $4.3 million or $0.13 per basic share in Q4 2007.  Q1 2008 Adjusted net loss excluded $0.7 million in amortization, $0.7 million in non cash compensation expense and $0.1 million in restructuring expense.  Q4 2007 Adjusted net loss excluded $4.7 million non-cash impairment charge, $1.3 million related to a portion of the Lane’s Gifts litigation settlement, $1.2 million in amortization, and $0.2 million in net non-cash compensation expense.

Cash and cash equivalents were $22.6 million at March 31, 2008, a decrease of $7.3 million from December 31, 2007 cash of $29.9 million.  The primary reasons for the decrease in cash from Q4 2007 include the timing of payments to affiliates, payment of 2007 bonuses and operating loss for the quarter.

As of March 31, 2008, the Company had an active base of 213 full time employees, which represent a decrease from the 230 full time employees as of December 31, 2007, and down from the 346 full-time employees as of March 31, 2007. This decrease from March 2007 is due primarily to the Company’s 2007 restructuring initiatives.

First Quarter Metrics by Business

	Revenue (Mil.)		Paid clicks (Mil.)		Gross Margin		TAC (Net)
Business	Q1’08	Q4’07	Q1’08	Q4’07	Q1’08	Q4’07	Q1’08	Q4’07
Direct(1)	$12.1	$12.7	—	—	94%	95%	—	—
Media U.S.	$12.1	$12.4	400	336	28%	29%	65%	63%
Media E.U.	$8.8	$9.5	62	77	28%	27%	64%	66%
Consolidated	$33.0	$34.6	462	413	52%	52%	64%	64%

(1)   MIVA Direct’s gross margin excludes advertising spend of $7.6 million in Q1 2008 and $7.5 million in Q4 2007, which is included in consolidated operating expenses within the marketing, sales, and service category. The total paid clicks metric does not reflect clicks generated through MIVA Direct, including our toolbars.

Business Outlook

As discussed during the 2007 year-end earnings conference call, the Company has changed our practice of providing quarterly earnings estimates.  We are forecasting annual 2008 revenues between $140 million to $150 million and EBITDA at a range between break-even and a ($3.0) million loss.  The decrease is due solely to MIVA Direct.  We expect our revenues to be stronger in the second half of 2008 compared to the first half of 2008.  We expect EBITDA losses for the first half of 2008 and positive EBITDA in the second half of 2008.  Additionally, we are forecasting MIVA Direct’s 2008 revenue results to be above our 2007 results, but lower than previously anticipated; our 2008 Media EU revenue to be below 2007 results; and our 2008 Media US revenues to be consistent with 2007.

Management Conference Call

Management will participate in a conference call to discuss the full results for the Company on May 12, 2008, at approximately 5:00 p.m. ET. The conference call will be simulcast on the Internet at http://ir.miva.com/medialist.cfm.

A replay of the conference call will be available on the investor relations area of MIVA’s website at http://ir.miva.com/medialist.cfm. Interested parties may email questions in advance to Lowell Robinson of MIVA, Inc. at lowell.robinson@miva.com

MIVA believes that “Adjusted EBITDA”, “Adjusted net income/loss” and “Adjusted net income/loss per share” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant increase in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions. MIVA defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. MIVA uses Adjusted EBITDA as an internal measure of its business and believes it is utilized as an important measure of performance by the investment community. MIVA sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. MIVA defines Adjusted net income/loss as net income/loss plus amortization and non-cash compensation expense, plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. MIVA believes the use of these measures does not lessen the importance of GAAP measures. In Q1 2007, MIVA had previously calculated Adjusted EBITDA and Adjusted net income/loss without adding non-cash compensation expense to the calculation. Beginning in Q2 2007, MIVA calculates Adjusted EBITDA and Adjusted net income/loss by adding non-cash compensation to the calculation. MIVA defines Adjusted net income/loss per share as the Adjusted net income/loss, as previously described, divided by the average basic, or fully-diluted number of outstanding shares of MIVA common stock over the reported period.

About MIVA®, Inc.

MIVA, Inc. (NASDAQ:MIVA) is a global digital media company with a mission to deliver valuable digital audiences to advertisers. MIVA has two focuses to its business: owning and operating a growing portfolio of consumer destination sites and category specific toolbars, through its MIVA Direct division; and running a third-party contextual Pay-Per-Click ad network focused on key vertical sectors, through its MIVA Media ad network division. MIVA, Inc. operates across North America and Europe.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Words or expressions such as “plan,” “intend,” “believe,” “expect” or “forecast’’ or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation, the risk that one advertisement feed provider accounts for a significant portion of our consolidated revenue; the risk that the success of MIVA Direct is dependent on our ability to maintain and grow our active toolbar base; the risk that our MIVA Media business is dependent upon our relationships with, and the success of, our distribution partners; the risk that we may be negatively impacted by our MIVA Media distribution partners and their sub-affiliates that engage in activities in violation of our distribution guidelines; the risk that our success is dependent upon our ability to establish and maintain relationships with our MIVA Media advertisers and advertising agencies; the risk that if we are not able to stop the decline in revenue at MIVA Media; the risk that Click-through fraud, whether we detect it or not, could cause our revenues and our business to suffer; the risk that we have recently implemented an outsourcing program for our IT infrastructure services, application development and maintenance, transactional accounting, and MIVA Media support; the risk that we rely on a patent license from Yahoo! for the operation of certain portions of our MIVA Media business; the risk that we have made and anticipate making additional significant investments in new initiatives related to current and future product and service offerings that may not meet our expectations; the risk that we have in the past and may in the future incur impairment charges; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; risks associated with legal and cultural pressures on certain of our advertiser’s service and/or product offerings; other economic, business and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; risks associated with maintaining an international presence; the risk that we will not be able to effectively achieve ongoing growth or return to profitability; the risk that new technologies could emerge which could limit the effectiveness of our products and services; risks associated with the operation of our technical systems, including system interruptions, security breaches and damage; risks associated with Internet security, including security breaches which, if they were to occur, could damage our reputation and expose us to loss or litigation; risks relating to regulatory and legal uncertainties, both domestically and internationally.  Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2007.

Non-GAAP Financial Measures

This press release includes discussion of additional financial measures “Adjusted EBITDA,” “Adjusted Net Loss,” “Adjusted Net Income,” “Adjusted Net Loss Per Share” and “Adjusted Net Income Per Share,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. MIVA provides reconciliations of these financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these financial measures to net income/loss and net income/loss per share for the three months ended March 31, 2008 included in this press release is set forth below.

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MIVA, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	March 31, 2008	March 31, 2007
	(unaudited)	(unaudited)
Revenues	$33,015	$42,687
Cost of services	15,893	20,319
Gross profit	17,122	22,368
Operating expenses
Marketing, sales, and service	11,484	12,641
General and administrative	8,764	9,025
Product development	1,155	1,725
Amortization	732	1,234
Restructuring Charges	131	3,016
Total operating expenses	22,266	27,641
Loss from operations	(5,144)	(5,273)
Interest income, net	131	158
Exchange rate (loss) / gain	(55)	53
Loss before provision for income taxes	(5,068)	(5,062)
Income tax expense	59	184
Net loss from continuing operations	$(5,127)	(5,246)
Loss from discontinued operations	—	(76)
Net loss	$(5,127)	$(5,322)
Basic loss per share
Continuing operations	$(0.16)	$(0.17)
Discontinued operations	$0.00	$(0.00)
Diluted loss per share
Continuing operations	$(0.16)	$(0.17)
Discontinued operations	$0.00	$(0.00)
Weighted-average number of common shares outstanding
Basic	32,546	31,526
Diluted	32,546	31,526

MIVA, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	March 31, 2008	December 31, 2007
	(unaudited)
Revenues	$33,015	$34,639
Cost of services	15,893	16,516
Gross profit	17,122	18,123
Operating expenses
Marketing, sales, and service	11,484	11,520
General and administrative	8,764	9,403
Product development	1,155	1,224
Amortization	732	1,171
Impairment loss	—	4,684
Litigation settlement	—	1,312
Restructuring Charges	131	(219)
Total operating expenses	22,266	29,095
Loss from operations	(5,144)	(10,972)
Interest income, net	131	200
Exchange rate loss	(55)	(362)
Loss before provision for income taxes	(5,068)	(11,134)
Income tax expense	59	324
Net loss from continuing operations	$(5,127)	(11,458)
Loss from discontinued operations	—	(2)
Net loss	$(5,127)	$(11,460)
Basic loss per share
Continuing operations	$(0.16)	$(0.36)
Discontinued operations	$0.00	$(0.00)
Diluted loss per share
Continuing operations	$(0.16)	$(0.36)
Discontinued operations	$0.00	$(0.00)
Weighted-average number of common shares outstanding
Basic	32,546	32,238
Diluted	32,546	32,238

MIVA, Inc.

Reconciliations to Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2008	March 31, 2007
Additional information:
Adjusted EBITDA	$(2,918)	$1,642
Adjusted net loss	$(3,539)	$365
Adjusted net loss per share	$(0.11)	$0.01

	Three Months	Three Months
	Ended	Ended
	March 31, 2008	December 31, 2007
Additional information:
Adjusted EBITDA	$(2,918)	$(2,884)
Adjusted net loss	$(3,539)	$(4,272)
Adjusted net loss per share	$(0.11)	$(0.13)

	Three Months	Three Months
	Ended	Ended
	March 31, 2008	March 31, 2007
Reconciliation of Net Loss to Adjusted EBITDA
Net loss from continuing operations	$(5,127)	$(5,246)
Interest income, net and exchange rate gain	(76)	(211)
Income tax expense	59	184
Depreciation	638	1,304
Amortization	732	1,234
EBITDA	(3,774)	(2,735)
Restructuring Charges	131	3,016
Non cash compensation charge	725	1,361
Adjusted EBITDA	$(2,918)	$1,642

	Three Months	Three Months
	Ended	Ended
	March 31, 2008	December 31, 2007
Reconciliation of Net Loss to Adjusted EBITDA
Net loss from continuing operations	$(5,127)	$(11,458)
Interest income, net and exchange rate gain	(76)	162
Income tax expense	59	324
Depreciation	638	902
Amortization	732	1,171
EBITDA	(3,774)	(8,899)
Impairment loss	—	4,684
Non cash compensation charge	725	238
Lane’s Gift litigation	—	1,312
Restructuring charges	131	(219)
Adjusted EBITDA	$(2,918)	$(2,884)

	Three Months	Three Months
	Ended	Ended
	March 31, 2008	March 31, 2007
Reconciliation of Net Loss to Adjusted Net Income (Loss)
Net loss from continuing operations	$(5,127)	$(5,246)
Amortization	732	1,234
Restructuring Charges	131	3,016
Non cash compensation charges	725	1,361
Adjusted net income (loss)	$(3,539)	$365
Adjusted net income (loss) per share	(0.11)	0.01
Shares used in per share calculation - basic / diluted	32,546	31,526

	Three Months	Three Months
	Ended	Ended
	March 31, 2008	December 31, 2007
Reconciliation of Net Loss to Adjusted Net Loss
Net loss from continuing operations	$(5,127)	$(11,458)
Impairment loss on goodwill and other intangible assets	—	4,684
Amortization	732	1,171
Lane’s Gift litigation	—	1,312
Non cash compensation charges	725	238
Restructuring charges	131	(219)
Adjusted net loss	$(3,539)	$(4,272)
Adjusted net loss per share	$(0.11)	$(0.13)
Shares used in per share calculation - basic	32,546	32,238

MIVA, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	March 31,	December 31,
	2008	2007
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$22,644	$29,905
Accounts receivable, less allowance for doubtful accounts of $639 and $723 at March 31, 2008 and December 31, 2007	14,767	14,421
Deferred tax assets	545	751
Prepaid expenses and other current assets	2,331	2,027

Total current assets	40,287	47,104

Property and equipment, net	2,793	2,745
Intangible assets
Goodwill	14,743	14,743
Vendor Agreements, net	1,222	1,318
Other intangible assets, net	3,523	4,038
Other Assets	713	1,109

TOTAL ASSETS	$63,281	$71,057

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$10,387	$11,957
Accrued expenses	12,670	14,844
Deferred revenue	3,643	3,427

TOTAL CURRENT LIABILITIES	$26,700	$30,228

Deferred tax liabilities long-term	545	751
Other long-term liabilities	1,255	1,237

TOTAL LIABILITIES	$28,500	$32,216

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized, 500 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized, 200,000 shares; issued 34,338 and 33,934, respectively; outstanding 32,599 and 32,204, respectively	34	34
Additional paid-in capital	266,446	265,721
Treasury stock; 1,739 and 1,730 shares at cost, respectively	(6,707)	(6,694)
Accumulated other comprehensive income	6,649	6,294
Deficit	(231,641)	(226,514)

Total stockholders’ equity	34,781	38,841

Total liabilities and stockholders’ equity	$63,281	$71,057